UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

IRIS INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-11181	94-2579751
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9158 Eton Avenue Chatsworth, CA	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 709-1244

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events
IRIS International, Inc. (“IRIS” or the “Company”) will hold its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) on Friday, May 20, 2011 at 10:00 a.m. Pacific Time at the Company’s corporate headquarters, located at 9158 Eton Avenue, Chatsworth, California. The proxy statement for the Annual Meeting was first mailed to stockholders on or about April 18, 2011.
At the Annual Meeting, the Company’s stockholders will vote upon, among other items, a proposal to approve the IRIS International, Inc. 2011 Omnibus Incentive Plan. On page 42 of the proxy statement, the Company disclosed its commitment to cap its average annual burn rate for equity compensation awards as follows:
“Burn Rate Commitment
We commit to cap our average annual burn rate at 4.66% in fiscal years 2011, 2012, and 2013. In calculating our compliance with this maximum burn rate commitment, we will count all full value awards (e.g., restricted stock and RSUs) as having 2.5 times the value of any stock options and SARs granted (the ratio was determined based on our stock price volatility as evaluated by third-parties).”
In response to ISS Proxy Advisory Services’ recommendation that stockholders vote against approval of the 2011 Omnibus Incentive Plan, which recommendation was made based on ISS’ determination that the disclosed burn rate definition in the proxy statement is insufficient given that IRIS failed to disclose the complete burn rate formula, the Company commits to the following annual burn rate which shall supersede and replace the Company’s commitment set forth in the proxy statement:
“Burn Rate Commitment
We commit to cap our average annual burn rate at 4.66% in fiscal years 2011, 2012, and 2013. In calculating our compliance with this maximum burn rate commitment, we define “burn rate” as the number of shares subject to stock awards granted in a fiscal year divided by the weighted average number of shares of our common stock outstanding (basic) during our fiscal year. For purposes of calculating the number of awards granted in each of the next three fiscal years, (i) awards of stock options and stock appreciation rights will count as one share, and (ii) awards of restricted stock, restricted stock units or other full value awards will count as 2.5 shares.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS INTERNATIONAL, INC.
Date: May 6, 2011	By:	/s/ César M. García
César M. García
Chief Executive Officer

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